Exhibit 1
EXHIBIT 1: Joint Filing Agreement
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares, par value $0.001 per share, of China Recycling Energy Corporation, Ltd., a Nevada corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
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SIGNATURE
Dated: January 28, 2011

China Cinda Asset Management Co. Ltd.
By:	/s/ Jiang Hang Hou
	Name:	Jiang Hang Hou
	Title:	CEO

China Cinda (HK) Asset Management Co. Ltd.
By:	/s/ Ma YiLin
	Name:	Ma YiLin
	Title:	Director

Well Kent International Enterprises (Shenzhen) Company Limited.
By:	/s/ Gao ZiHan
	Name:	Gao ZiHan
	Title:	Managing Director

China Jingu International Trust Co., Ltd.
By:	/s/ Yu Wei
	Name:	Yu Wei
	Title:	Director